EXHIBIT 10.45(c)
                               PROMISSORY NOTE

US$15,000,000                                       MATURITY:     May 27, 1999

      FOR THE VALUE RECEIVED, Enron Gas & Oil Trinidad Limited (the "Borrower"), a corporation organized under the laws of Trinidad & Tobago, promises to pay to the order of The Bank of Nova Scotia (the "Bank"), a banking corporation organized and existing under the laws of Canada, at the principal offices of the Bank, Plaza Scotiabank Building, 273 Ponce de Leon Avenue, Hato Rey, San Juan, Puerto Rico, or such other place that the Bank may designate, the principal sum of US$15,000,000 in lawful currency of the United States of America, or, if less, the aggregate unpaid principal amount of the Advance (as defined in the Letter Loan Agreement dated May 27, 1994 between the Borrower and the Bank, such Letter Loan Agreement as amended from time to time being herein referred to as the "Loan Agreement") owing to the Bank outstanding on the Maturity Date.

      The principal of this obligation will be repaid in one installment due on May 27, 1999.

      Interest will accrue and be payable on the outstanding principal balance of this obligation from this date on at the following alternative rates:

      1. The cost of 30, 60, 90 or 180 day 936 Deposits to the Bank (as determined by the Bank and adjusted for the cost to the Bank of municipal license taxes), plus 50 basis points per annum (subject to the availability of 936 Deposits and to the continuing qualification of the Loan for 936 funding) (the "936 Option Rate");

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      2.    1, 2, 3, or 6 months cost of LIBOR to the Bank plus 50 basis points per annum (subject to the availability of LIBOR funds) (the "LIBOR Option Rate").

      3. If both 936 Deposits and LIBOR funds become unavailable or may not be used, the applicable interest rate will be the Base Rate fluctuating concurrently with any changes in such Base Rate.

      4. Notwithstanding anything to the contrary provided in paragraphs (1) and (2) above, at any time during the term of the Loan, the Borrower may request the Bank to fix the rate of interest on all or any portion of the Loan for a period not to exceed the then remaining term of the Loan, subject to the availability to the Bank of 936 Deposits or LIBOR funds with a term at least equal to such term, at a rate mutually agreeable to the Borrower and the Bank. Any prepayment by the Borrower of all or any portion of the principal amount of the Loan with a fixed interest rate shall be subject to payment by the Borrower of the breakage costs set forth in Section 12 of the Loan Agreement.

      5. Notwithstanding anything to the contrary herein provided, the interest rate applicable to any overdue principal under the Loan shall be 2% over the Base Rate per annum.

            The interest rates set forth herein shall be increased and reduced concurrently with any increases or reductions in the Guarantor's senior unsecured long term debt rating by Standard and Poor's ("S&P") or Moody's as follows:

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                  S&P OR MOODY'S RATING         LIBOR PLUS      936 PLUS
                  ---------------------         ----------      --------
                  A or A2, or better             37.5 bp        37.5 bp
                  BBB+ or Baa1, or
                  better                         50 bp          50 bp
                  BBB and Baa2                   55 bp          55 bp
                  BBB- or Baa3                   62.5 bp        62.5 bp
                  BBB- and Baa3                  75 bp          75 bp
                  BB+ or  lower and Ba1
                  or lower                      112.5 bp       112.5 bp

      Upon the first Advance and thereafter three Business Days prior to the first day of each new Funding Period, the Bank shall notify to the Borrower the following rates of interest on such Business Day (a) subject to the availability to the Bank of 936 Deposits and to the eligibility of the Advance to be funded with 936 Deposits, the 936 Option Rate; and (b) subject to the availability to the Bank of LIBOR funds for such Funding Period, the LIBOR Option Rate. In the case of 936 Deposit funding, the Borrower must advise the Bank not later than 12 noon Puerto Rico time on the first Business Day of the ensuing Funding Period, and in the case of LIBOR funding two (2) Business Days before such Business Day which of the two funding options it selects for the ensuing Funding Period. The interest rate applicable to such Funding Period shall be the interest rate applicable on the first day of the Funding Period to the funding option selected by the Borrower. If the Borrower fails to make such timely notice of election then the interest rate beginning on the first day of such Funding Period shall be computed on the basis of the 30 day 936 Option Rate until a new Funding Period is established, or, if 936 Deposits are not available, on the basis of 30 day LIBOR Option Rate, or, if LIBOR funds are not available, on the basis of the Base Rate.
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      The Borrower shall pay interest quarterly in arrears on each Interest
Payment Date, or on a Rollover Date, whichever is earlier, on the actual daily unpaid principal balance of the Loan and calculated on each such day on the basis of (i) a 365/366 day calendar year for the actual number of days elapsed with respect to Base Rate Advances, and (ii) a 360-day calendar year for the actual number of days elapsed with respect to 936 Option Rate and/or LIBOR Option Rate Advances.

      Up to an amount equal to the Working Capital Amount may be repaid and reborrowed hereunder prior to the Maturity Date provided that repayments of such amount shall be allowed only on Rollover Dates.

      Upon failure to pay principal, or interest, or the occurrence of any other event of default as stipulated in the Loan Agreement, the Bank may at its option declare the full unpaid balance of this obligation to be immediately due and payable together with any accrued and unpaid interest, and may proceed to enforce the security under the Loan Agreement and/or interpose judicial proceedings to collect said sums plus costs, expenses and a reasonable sum for attorney's fees.

      The Borrower hereby waives presentment, protest, demand and notice of non-payment and submits itself to the jurisdiction of the courts of the Commonwealth of Puerto Rico for any judicial proceeding hereunder.

      The terms "the Borrower" and "the Bank" as used herein include their respective successors or assigns.

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      This Promissory Note has been issued under and pursuant to the Loan
Agreement which is supplementary as to any matter pertinent to this Promissory Note not expressly provided herein. All capitalized terms used herein shall have the meaning ascribed to such terms in the Loan Agreement.

      Dated as of January 10, 1995.

                        Enron Gas & Oil Trinidad Limited
                        /s/ W. C. Wilson

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